                                                                   EXHIBIT 6.18


                                SERACARE, INC.

                     DEALER REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into on September 4, 1996, by and among SERACARE, Inc., a Delaware corporation (the "COMPANY"), and those individuals and entities (the "PURCHASERS") purchasing warrants (the "DEALER WARRANTS") pursuant to the Dealer Warrant Agreement, dated as of the date hereof, by and between the Company and the Purchasers, which Dealer Warrants entitle the Purchasers to acquire an aggregate of 34,500 Dealer Units at an exercisable price of $3.00 per Dealer Unit. Each Dealer Unit consists of two shares (the "SHARES") of the Company's Common Stock, with $0.001 par value (the "COMMON STOCK"), and a warrant to purchase one share of Common Stock exercisable at $2.75 (the "B WARRANTS").

     In order to induce the Agent to enter into the Placement Agency Agreement relating to the offering of the Units (the "PLACEMENT AGENCY AGREEMENT"), the Company has agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein without definition shall have the meaning set forth in the Placement Agency Agreement.

     The parties hereby agree as follows:

     1.   DEFINITIONS.

          (a) "REGISTRABLE SECURITIES" means each of the following: (i) the shares of Common Stock included in the Dealer Units issuable upon exercise of the Dealer Warrants (the "DEALER UNIT COMMON STOCK"), whether or not such Common Stock has been issued and (ii) the shares of Common Stock issuable upon exercise of the B Warrants, whether or not such B Warrants or the Common Stock underlying such B Warrants have been issued; provided that Registrable Securities shall not include any shares which (x) can be publicly resold by the holders thereof without registration under the Securities Act of 1933, as amended (the "ACT") or the availability of an exemption thereunder, (y) which are currently registered under an effective registration statement, or (z) which have been sold to the public or in a private transaction in which the transferor's rights under this agreement are not assigned.

          (b) "HOLDER(S)" means (i) the record owners of Registrable Securities (including the record owners of the Dealer Warrants and Series B Warrants issued pursuant to Section 1(g) of the Placement Agency Agreement); and (ii) the record owners of Registrable Securities (including the record owners of the Dealer Warrants and Series B Warrants issued pursuant to
Section 1(g) of the Placement Agency Agreement), as applicable, to whom registration rights have been transferred in accordance with Section 10(c) below.


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

     2.   MANDATORY AND DEMAND REGISTRATION RIGHTS.

           (a) MANDATORY REGISTRATION RIGHTS. The Company will use its best efforts to file with the Securities and Exchange Commission (the "COMMISSION") and to cause to become effective no later than that date which is 270 days from the Final Closing (such day is referred to herein as the "EFFECTIVE DATE"), a registration statement (the "INITIAL REGISTRATION STATEMENT") under the Act for the offering and sale of the Registrable Securities and the securities registrable pursuant to Section 2(a) of the Registration Rights Agreement, dated September 4, 1996, by and among the Company and certain purchasers of Units of the Company (the "PURCHASER REGISTRATION RIGHTS AGREEMENT"). The Company shall use its best efforts to keep such Initial Registration Statement effective for the period required under the Purchaser Registration Rights Agreement.

           (b) DEMAND REGISTRATION RIGHTS. If the Company has failed to register the Registrable Securities in accordance with Section 2(a) above, or if such Initial Registration Statement is not then effective, and the majority of the Holders of Registrable Securities shall so request in writing, but no more than six (6) years after the final closing of the offering of the Units, the Company shall use its best efforts to effect the registration of the Registrable Securities under the Act (the "DEMAND REGISTRATION STATEMENT"). This right may be exercised at any time during the aforesaid period, but may be exercised one time only. In the event of such a demand, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration under the Act of the Registrable Securities, but in no event shall such Demand Registration Statement become effective later than 150 days after such demand (the ""EFFECTIVE DATE"). Further, the Company shall use its best efforts to keep the Demand Registration Statement effective throughout the 180 day period commencing on the Effective Date. (The period during which the Demand Registration Statement is in effect shall hereinafter be referred to as the "REGISTRATION PERIOD".) Only the days during which such Demand Registration Statement is effective shall be counted for the purpose of the 180 day period referred to above in this Section 2(b). The Company agrees to promptly notify all Holders of the (formerly) Registrable Securities upon the effectiveness thereof.

           (c) AMENDMENTS TO DEMAND REGISTRATION STATEMENT. The Company further agrees, if necessary, to supplement or make amendments to the Demand Registration Statement and any prospectus contained therein, if required by the Registration Statement form utilized by the Company or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder, and the Company agrees to furnish copies of each Demand Registration Statement, prospectus, supplement or amendment prior to or concurrently with its being used and/or filed with the Securities and Exchange Commission


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(the "Commission") to the Holders of Registrable Securities making the demand specified under subsection (b) of this Section 2.

           (d) EARNINGS STATEMENT. The Company will make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, commencing on the first day of the fiscal quarter next succeeding the effective date of each sale of any Registrable Securities pursuant to the Demand Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

           (e) The Company will pay all Registration Expenses (as hereinafter defined) incurred in connection with the Company's registration obligations pursuant to this Section 2.

           (f) The Company agrees to take whatever actions are reasonably deemed necessary by the Agent in order to assist the Purchasers and their agents when selling securities of the Company in complying with Rule 15c6-1 of the Securities Exchange Act of 1934, as amended.

     3.   PIGGYBACK REGISTRATION.

           (a) If, prior to the effectiveness of the Initial Registration Statement or at any time the Initial Registration Statement or a Demand Registration Statement is not effective, any Registrable Securities continue to be Registrable Securities, each time that the Company shall propose the registration under the Act of any shares of Common Stock of the Company, other than a registration relating to employee benefit plans, or a corporate reorganization or other transactions under Rule 145, notice of such proposed registration stating the total number of shares proposed to be the subject of such registration shall be given to the Holders of Registrable Securities. The Company will use its best efforts to include in any registration statement filed with the Commission with regard to such proposed registration the number of Registrable Securities specified in writing by any such Holders to it within 20 days after receipt of said notice, provided that any Holders of any Warrant exercises such of his Warrants within 20 days after receipt of said notice as is necessary to have included in the registration statement the shares of Common Stock so specified by him. Any Holder who participates in the public offering pursuant to such registration statement shall be entitled to all the benefits of this Agreement in connection with any registration hereunder, except as otherwise provided in this Section 3. The right to registration provided in this Section is in addition to and not in lieu of the registration rights provided in Section 2 hereof.

           (b) All Registration Expenses, as hereinafter defined, and any transfer taxes incurred by the Holders of Registrable


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Securities, in connection with the offering of securities of the Company pursuant to any registration statement filed pursuant to this Section 3, whether or not such registration statement becomes effective under the Act, shall be borne by the Company. Such Holders shall pay all out-of-pocket expenses incurred by them with respect to the registration and sale of the shares of Registrable Securities owned by them and included in such registration statement. Notwithstanding the foregoing, in the event the Company fails to file and cause to become effective, and thereafter maintain the effectiveness of, an Initial Registration Statement as provided for in
Section 2 above, all Registration Expenses shall be borne by the Company.

           (c) Notwithstanding anything to the contrary in this Section 3, the Holders of the Registrable Securities shall not be entitled to include in any registration statement filed pursuant to this Section 3 Registrable Securities to the extent such inclusion would materially and adversely affect the proposed distribution of the Common Stock in respect of which registration was originally to be effected. The number of Registrable Securities to be included by each Holder shall be allocated in accordance with Section 3(e), below.

           (d) The piggyback registration rights provided in this Section 3 may be exercised by the Holders of Registrable Securities from time to time with respect to any or all registrations under the Act of Common Stock of the Company in accordance with the provisions of this Section 3.

           (e) In any circumstances in which all of the Registrable Securities requested to be included in a registration cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities that may be so included, the number of shares of Registrable Securities that may be so included shall be allocated among the Holders of Registrable Securities pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming exercise of the Warrants; provided, however, that if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to him pursuant to the above-described procedure, then the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities which would be held by such Holders, assuming exercise, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration have been so allocated. Such allocation shall not operate to reduce the aggregate number of Registrable Securities permitted to be included in such registration.


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

     4.   REGISTRATION PROCEDURES

     4.1 In connection with each registration provided for in Sections 2 or 3 hereof, the Company will as expeditiously as practicable:

           (a) furnish to each seller of Registrable Securities, the prospectus included in such registration statement and amendments thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

           (b) use its best efforts to register or qualify the Registrable Securities included in any registration statement filed in accordance with Sections 2 or 3 hereof under such securities or blue sky laws of such jurisdictions as any such seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction by reason of such registration or qualification of any Registrable Securities, or (iii) consent to general service of process in any such jurisdiction;

           (c) use its best efforts to cause the Registrable Securities covered by any such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

           (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

           (e) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;


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

           (f) make available for inspection by any seller of such Registrable Securities, any underwriter participating in any disposition pursuant to any such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such registration statement. All such records shall be deemed to be confidential and each seller shall cause the Inspectors to keep the information therein confidential and not disclose it to third parties unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to regulatory reporting requirements or a subpoena or other order from a court of competent jurisdiction or (iii) the filing of such Records as exhibits to such registration statement is required by the Commission's rules and regulations. Each seller of such Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records;

           (g) in the event the sale of such Registrable Securities is pursuant to an underwritten offering, use its best efforts to obtain a "comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "comfort" letters as the underwriters reasonably request; and

           (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

      4.2 The Company may require, as a condition to its obligations under this Agreement, that each seller of Registrable Securities registered pursuant to Sections 2 or 3 hereof furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

      4.3 Each seller of Registrable Securities registered pursuant to Sections 2 or 3 hereof agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(d) hereof, such seller will forthwith discontinue disposition of such Registrable Securities pursuant to the registration statement covering such securities until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(d) hereof, and, if so directed by the Company, such seller will deliver to the


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Company (at the Company's expense) all copies, other than permanent file copies then in such sellers possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

     5.   REGISTRATION EXPENSES

          Registration Expenses shall be borne as set forth in Sections 2 and 3 hereof. Registration Expenses ("Registration Expenses") shall consist of all expenses incidental to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of such securities on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and of its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with any registration of Registrable Securities.

     6.   INDEMNIFICATION: CONTRIBUTION

           (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the full extent permitted by law, each seller of Registrable Securities, its officers and directors and each person who controls such seller (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, and the Company will reimburse legal or other expenses reasonably incurred by such seller in investigating or defending any claims relating to or arising from such untrue statements or omissions, in all cases except insofar as such are caused by
(i) statements or omissions made in reliance upon or contained in any information with respect to such seller furnished in writing to the Company by such seller expressly for use therein or (ii) such seller's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such seller with a


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sufficient number of copies of the same, but only if delivery of same is required by law and if same would have cured the defect giving rise to any such loss, claim, damage, liability or expense. Such indemnification shall be effective irrespective of any investigation by any seller.

           (b) INDEMNIFICATION BY SELLERS OF REGISTRABLE SECURITIES. In connection with any registration statement relating to a sale of Registrable Securities, each seller thereof will furnish to the Company in writing such information and affidavits with respect to such seller as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and will indemnify, to the extent permitted by law, the Company, its directors, its officers who sign the registration statement and each person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with such written information or affidavits relating to such seller furnished to the Company by such seller expressly for use therein.

           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Registrable Securities entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.


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           (d)  CONTRIBUTION

                (i) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute (on the basis of relative fault) to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 6(d)(i), in no case shall any seller of Registrable Securities be liable or responsible for any amount in excess of the net proceeds received by such seller from the sale of the Registrable Securities of such seller which are included in any registration statement contemplated by this Agreement.

               (ii) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (iii) If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party.

     7.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

           (a) No Holder of Registrable Securities may participate, pursuant to Section 3 hereof, in any underwritten offering of Common Stock of the Company, notice of which is given pursuant to Section 3 hereof, unless such owner (i) agrees to sell its Registrable Securities pursuant to the underwriting arrangements approved by the Company and its counsel and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.


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           (b)  The Company shall have no obligation under Section 3 to the extent that any underwriter in connection with the registered public offering reasonably notifies the Company of its determination that the Registrable Securities or a portion thereof should be excluded therefrom. In the event that a portion is to be excluded, the number of Registrable Securities to be included by each Holder shall be allocated in accordance with Section 3(e), above.

     8.   RULE 144

          The Company covenants that it will timely file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as any record owner of Registrable Securities may reasonably request, all to the extent required from time to time to enable such owner to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any record owner of Registrable Securities, the Company will deliver to such owner a written statement as to whether it has complied with such requirements.

     9.   TERMINATION

          This Agreement shall terminate on the sixth anniversary of the final closing (as that term is defined in the Confidential Private Placement Memorandum dated June 1, 1996). The provisions of Section 6 hereof shall survive such termination.

     10.  MISCELLANEOUS

           (a) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in number of shares of Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure. Such amendment, modification or supplement, waiver or departure, if consented to in writing by such majority of Holders, shall thereby amend, modify or supplement, waive or act to consent to depart from, this Agreement on behalf of all Holders of Registrable Securities.

           (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing and be by hand-delivery or certified mail, return receipt requested:


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

                (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in writing; and

               (ii) if to the Company, at its address set forth in Section 11 of the Placement Agency Agreement dated the date hereof by and between the Company and the Placement Agent. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed.

           (c) SUCCESSORS AND ASSIGNS. Subject to the following sentence, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. The rights to cause the Company to register securities under Sections 2 and 3 may be transferred or assigned only to a transferee or assignee of not less than 1,000 shares of Registrable Securities per transfer or assignment (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this agreement.

           (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (e) READINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE.

           (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights


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

and privileges of the Company and the Purchasers shall be enforceable to the fullest-extent permitted by law.

           (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SERACARE, INC.

                              By: /s/ Jerry L. Burdick
                                 -----------------------------------------
                              Title: Executive Vice President
                                    --------------------------------------

                              FIRST EQUITY CAPITAL SECURITIES, INC.

                              By:
                                 -----------------------------------------
                              Title:
                                    --------------------------------------

                              --------------------------------------------
                              Kenneth R. Levine

                              --------------------------------------------
                              Marshall M. Becker


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